Exhibit 99.1

Company Contacts: Tom Chesterman Tel: 510.601.2000 investor@bionovo.com	Investor Contacts: Joe Diaz, Robert Blum Joe Dorame Lytham Partners, LLC Tel: 602.889.9700 bnvi@lythampartners.com

Bionovo Announces First Quarter 2010 Highlights and Financial Results

EMERYVILLE, Calif. – May 11, 2010 – Bionovo, Inc. (NASDAQ: BNVI) today announced first quarter highlights and financial results for the three months ended March 31, 2010.

“The first four months of 2010 were characterized by intense activity within the company, as we prepared data for the regulatory agencies. We, along with our regulatory, scientific and medical advisors, have compiled a body of information on Menerba that should help it move forward in 2010,” said Isaac Cohen, O.M.D., Bionovo’s Chairman and Chief Executive Officer. “The rest of 2010 is poised to be even more intense for Bionovo, as we expect to be able to initiate the next stage of clinical trials for Menerba, with positive feedback from the regulatory agencies.”

“While the company has been strongly focused on progressing Menerba, we have been making good progress in the scientific and clinical community in developing our cancer program. For example, Bezielle, our promising, novel, oral drug for metastatic breast cancer, was selected as one of the ‘top 100 investigational drugs’ by the prestigious publication R&D Directions,” said Mary Tagliaferri, M.D., Bionovo’s President and Chief Medical Officer. “Furthermore, the U.S. Patent and Trademark Office has now issued a key patent for Bezielle, as described in our previous press release.”

Key Events To Date

•

The Company announced that the US Patent and Trademark Office (USPTO) has issued a patent covering a method of using Bionovo’s proprietary drug candidate Bezielle® (BZL101) for the treatment of metastatic breast cancer. Bionovo’s US Patent covers a method of treating breast cancer using Bezielle. This patent also covers the use of Bionovo’s proprietary Bezielle formulation as a monotherapy for the treatment of breast cancer. The patent is expected to provide coverage through at least November 13, 2026.

“Following two positive Phase 1 trials of Bezielle, this is another critical milestone in Bionovo’s efforts to develop Bezielle into a valuable treatment option for an indication that needs new, safe treatment options. Furthermore, intellectual property protection is essential for successfully partnering our drug candidates, and further assuring shareholder value creation,” said Dr. Cohen.

•	The Company held its Annual Meeting of Stockholders on Monday, May 3, 2010. In this meeting, all nominated directors were elected and all proposals were approved by the stockholders.

On behalf of the Board of Directors, Dr. Cohen continued, “We are gratified by the support offered by our stockholders in these challenging times. We are focused on creating long term shareholder value.”

•

The Company announced the appointment of quality control and botanical authentication expert, Paul Pui-Hay But, Ph.D., to the company’s Scientific Advisory Board. Dr. But is the Chief Scientist for the Food and Drug Authentication Laboratory Ltd., Hong Kong, China, and a leading investigator and consultant on botanical authentication and Chinese medicine quality control.

“We are honored to have Dr. Paul But join our Scientific Advisory Board, given his well established expertise in the field of botanical authentication and Chinese medicine quality control. This expertise has proven invaluable to the development of our manufacturing process for our botanical drug candidates,” said Dr. Cohen.

First Quarter Results

Total operating expenses for the three months ending March 31, 2010 were $4.7 million compared to $4.6 million for the same period in 2009. Total operating expenses for the first quarter included the purchase of manufacturing supplies and raw materials and testing for the Menerba manufacturing process development. The Company expects operating expenses to decrease in the second quarter.

The Company reported a net loss for the three months ended March 31, 2010 of $4.7 million, or $0.04 per share, compared with a net loss of $4.7 million, or $0.06 per share, for the same period in 2009.

The Company ended the quarter with $11.8 million in cash, cash equivalents and short term investments, and began the quarter with $15.9 million, a difference of $4.1 million. The cash balance at the end of the quarter reflects the cash expenses mentioned above as well as capital expenditures to support the Menerba manufacturing process development.

Conference Call

The Company will conduct a conference call and webcast to review the financial results and the Company’s plans for 2010 later today, Tuesday, May 11, 2010 at 5:00 p.m. (Eastern).

Interested parties can access the call by dialing (877) 317-6789 or (412) 317-6789, or can listen via a live internet webcast, which can be found at http://bionovo.com/investors/events. A replay of the call will be available via webcast at http://bionovo.com/investors/events or by playback at (877) 344-7529 or (412) 317-0088, conference code 440464, through May 14, 2010.

About Bionovo, Inc.

Bionovo, Inc. is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women’s health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, “BNVI”. For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Financial Tables on Following Pages

Bionovo, Inc.

(A Development Stage Company)

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three months ended March 31,		Accumulated from February 1, 2002 (Date of inception) to March 31,
	2010	2009	2010
Revenues	$—	$—	$1,180

Operating expenses:
Research and development	3,806	3,601	43,512
General and administrative	852	1,009	18,454
Merger cost		—	1,964

Total operating expenses	4,658	4,610	63,930

Loss from operations	(4,658)	(4,610)	(62,750)

Change in fair value of warrant liability	—	—	831
Interest income	8	54	2,082
Interest expense	(14)	(33)	(474)
Other income (expense), net	3	(79)	(164)

Net loss	$(4,661)	$(4,668)	$(60,475)

Basic and diluted net loss per common share	$(0.04)	$(0.06)	$(1.23)

Shares used in computing basic and diluted net loss per share	107,541	76,363	49,163

Bionovo, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,366	$2,799
Short-term investments	8,393	13,135
Receivables	114	251
Prepaid expenses	191	214
Other current assets	126	161

Total current assets	12,190	16,560
Property and equipment, net	6,599	6,197
Patent pending, net	978	822
Other assets	531	570

Total assets	$20,298	$24,149

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$724	$311
Accrued compensation and benefits	340	367
Current portion of lease obligations	403	476
Current portion of notes payable	60	59
Other current liabilities	1,046	823

Total current liabilities	2,573	2,036
Non-current portion of lease obligations	15	96
Non-current portion of notes payable	106	121

Total liabilities	2,694	2,253

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock $0.0001 par value, 190,000,000 shares authorized, 107,618,690 and 107,518,690 shares outstanding at March 31, 2010 and December 31, 2009, respectively	11	11
Additional paid-in capital	78,069	77,704
Accumulated other comprehensive loss	(1)	(5)
Accumulated deficit	(60,475)	(55,814)

Total shareholders’ equity	17,604	21,896

Total liabilities and shareholders’ equity	$20,298	$24,149

*	The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.